PRITCHETT, SILER & HARDY, P.C.
                   430 East 400 South
                Salt Lake City, Utah 84111
                    (801)  328-2727




                                                 June 5, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements of Crown Energy Corporation pertaining to our firm included under Item 4 of Form 8-K dated June 2, 1998 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.



PRITCHETT, SILER & HARDY, P.C.